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                                                                     EXHIBIT 5.1

                         OPINION OF LATHAM & WATKINS LLP


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              Washington, D.C.

File No. 038039-0006



February 9, 2004

Pharmacyclics, Inc.
995 E. Arques Avenue
Sunnyvale, CA  94085-4521


        Re: Registration Statement on Form S-3; $100,000,000 Aggregate Offering Price of Securities of Pharmacyclics, Inc.

Ladies and Gentlemen:

      In connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by Pharmacyclics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on February 9, 2004 under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

      You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the registration by the Company of up to $100,000,000 aggregate offering price of (i) one or more series of secured or unsecured debt securities, which may be either senior, senior subordinated or subordinated debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $0.0001 per share (the "Preferred Stock"), (iii) shares of common stock, par value $0.0001 per share (the "Common Stock"), and (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"), or any combination of the foregoing, plus any additional Debt Securities, Preferred Stock, Common Stock or Warrants that may be registered pursuant to any subsequent registration statements that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the "Securities"). Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock or into other securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities. The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the "Trustee") in the form included as Exhibit 4.4 to the Registration Statement, as such indenture may be supplemented from time to time (the "Indenture"). The Warrants may be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a bank or trust company to be identified therein as warrant agent (each, a "Warrant Agent").

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization of the Indenture and the authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In
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addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 1, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

      Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

      1. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (ii) the Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the "Debt Securities Authorization"), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, and
(iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, the Debt Securities (including any Debt Securities duly issued (i) upon the exchange or conversion of any Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      2. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation (as such may be amended, the "Certificate of Incorporation") and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of such shares and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (a) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (c) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court
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or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Preferred Stock or
(iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

      3. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of such shares and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for shares of Common Stock in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares under the Certificate of Incorporation, (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolution, such shares of Common Stock (including any Common Stock duly issued (a) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (b) upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock or (c) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

      4. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the "Warrant Authorization") and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock, shall consist of legal consideration not less than the par value of such shares) as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrant Authorization, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
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      5. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and (ii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and (iii) assuming that the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iv) assuming that the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      The opinions set forth in paragraphs 1, 4 and 5 relating to the enforceability of the Debt Securities, the Warrants and the Indenture, respectively, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture; (v) the unenforceability of any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy; (vi) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vii) we express no opinion as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency.

      The opinions expressed herein as to Debt Securities do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.

      We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.

      With your consent, we have assumed for purposes of this opinion that (i) each of the parties to the Indenture and any Warrant Agreement (collectively the "Operative Documents") other than the Company (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under each of the Operative Documents to which it is a party; and (c) has duly authorized, executed and delivered each such Operative Document; (ii) with respect to each of the parties to the Operative Documents other than the Company, each Operative Document to which it is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; (iii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all
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applicable laws and regulations; and (iv) the Warrant Agent is in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                             Very truly yours,

                                             /s/ Latham & Watkins LLP